Exhibit 5.01

HUNTON & WILLIAMS LLP
BANK OF AMERICA PLAZA
SUITE 4100
600 PEACHTREE STREET, N.E.
ATLANTA, GEORGIA 30308-2216

TEL	404 • 888 • 4000
FAX	404 • 888 • 4190

FILE NO: 66013.12

August 8, 2007

Board of Directors
Deerfield Triarc Capital Corp.
One O’Hare Center, 9th Floor
6250 North River Road
Rosemont, Illinois 60018

Deerfield Triarc Capital Corp. Registration Statement on Form S-3
9,964,884 Shares of Common Stock

Ladies and Gentlemen:

          We have acted as special counsel to Deerfield Triarc Capital Corp., a Maryland corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on August 7, 2007 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 9,964,884 shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), that may be sold from time to time by the selling stockholders named under the section heading “Selling Stockholders” in the Registration Statement, as it may be amended from time to time. 329,692 shares of Common Stock being registered pursuant to the Registration Statement have been previously issued by the Company (the “Existing Shares”) and 9,635,192 shares of Common Stock are to be issued by the Company (the “Merger Shares”) upon the closing of the transactions contemplated by the Merger Agreement identified as Exhibit 2.01 to the Registration Statement (the “Merger Agreement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

          In connection with the foregoing, we have examined the following:

                    (i) the Registration Statement;

                    (ii) the Charter of the Company, as certified by the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) as of August 7, 2007, as certified as of the date hereof by an officer of the Company (collectively, the “Charter”);

                    (iii) the Merger Agreement;

Board of Directors
Deerfield Triarc Capital Corp.
August 8, 2007

                    (iv) the Company’s Bylaws, as certified as of the date hereof by an officer of the Company (the “Bylaws”); and

                    (v) a certificate executed by an officer of the Company, dated as of the date hereof.

          For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.

          We do not purport to express an opinion on any laws other than the Maryland General Corporation Law.

          Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

                    1. The Company is a corporation duly incorporated and existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

                    2. The Existing Shares have been validly issued and are fully paid and non-assessable, and the Merger Shares, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Board of Directors
Deerfield Triarc Capital Corp.
August 8, 2007

          This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton & Williams LLP